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                                    EXHIBIT 1

                                    AGREEMENT

         The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D dated November 9, 1998, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.

Date: November 9, 1998                 ENERGY CAPITAL INVESTMENT COMPANY PLC



                                       By:  /s/ Gary R. Petersen
                                            -----------------------------------
                                            Gary R. Petersen
                                            Director



Date: November 9, 1998                 ENCAP EQUITY 1996 LIMITED PARTNERSHIP



                                       By:  /s/ Robert L. Zorich
                                            -----------------------------------
                                            Robert L. Zorich
                                            Managing Director



Date: November 9, 1998                 ENCAP INVESTMENTS L.C.



                                       By:  /s/ Robert L. Zorich
                                            -----------------------------------
                                            Robert L. Zorich
                                            Managing Director